UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2020 (November 17, 2020)

CoJax Oil and Gas Corporation

(Exact name of registrant as specified in its charter)

Virginia	333-232845	46-1892622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Jeffrey J. Guzy, Chief Financial Officer

3033 Wilson Boulevard, Suite E-605

Arlington, Virginia 22201

(703) 216-8606

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    x

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

NoneN/AN/A

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported on a Current Report on Form 8-K, filed with the Commission on 22 June 2019, by CoJax Oil and Gas Corporation, a Virginia corporation, (“Company”), the Company entered into an Acquisition Agreement, dated 16 June 2020, (“Agreement”) with Barrister Energy, LLC, a Mississippi limited liability company, (“Barrister”) and all of Barrister’s Members.  Under the Agreement, Company would issue 3.65 million shares to the Members of Barrister in exchange for 100% of the Membership Interests of Barrister (“Exchange”).  Upon the Exchange, CoJax would be the sole member of Barrister and Barrister will be operated as a wholly-owned subsidiary. The Agreement also provided for CoJax to assume $2.7 million debt obligation of Barrister, which debt obligation evidences the purchase price for Barrister’s acquisition of its current oil drilling and production rights and leases in Alabama. The closing of the Agreement and Exchange thereunder were subject to conditions, which conditions have been deemed to be satisfied by the Company.

On November 17, 2020, the closing of the Agreement and Exchange were consummated by the Company. The Company issued 3.65 million shares of its Common Stock, $0.01 par value per share, (“Shares”) in exchange for 100% of the Membership Interests of Barrister and the Company closed under the Assignment and Assumption of Promissory Note Agreement, dated 16 June 2020, to effect the assumption the $2.7 million principal amount promissory note issued by Barrister (“Assignment”).

The above summary of the Agreement is qualified in its entirety by reference to the actual Agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Commission on June 22, 2020 (“June 22, 2020 Form 8-K”) and the above summary of the Assignment is qualified in its entirety by reference to the actual Assignment, which is filed as Exhibit 2.4 to the June 22, 2020 Form 8-K.

Item 3.02. Issuance of Unregistered Securities.

As reported in Item 2.01 above, and under the Agreement and in the Exchange, Company issued 3.65 million shares of Common Stock to the Members of Barrister, which issuance was made in reliance on an exemption from registration under Rule 506(b) of Regulation D, and Section 4(a)(2), of Securities Act of 1933.

Item 5.01. Changes in Control of Registrant.

With the issuance of the Shares under the Exchange, voting control of CoJax will be held by the former Barrister Members as new shareholders of CoJax Common Stock.   Each share of CoJax Common Stock is entitled to one (1) vote on all matters presented for or requiring shareholder approval. The following sets forth the ownership of CoJax Common Stock with issuance of Shares in the Exchange, which was closed on November 17, 2020:

Name of Person or Entity (1)	Ownership of Shares of CoJax Common Stock owned prior to Exchange	Shares of CoJax Common Stock Issued in Exchange	Ownership of Shares of CoJax Common Stock after consummation of Exchange	Percentage of Issued and Outstanding of CoJax Common Stock prior to Exchange	Percentage of Issued and Outstanding Shares of CoJax Common Stock after consummation of Exchange (4)
Andrew S. Cardell	-	182,500	182,500	0%	5.00%
Jeffrey Delancey (2)	-	304,045	304,045	0%	8.33%
Lamar Resources, LLC (3)	-	243,455	243,455	0%	6.67%
Roger McLeod	-	2,920,000	2,290,000	0%	80.00%
Totals	-	3,650,000	3,650,000	0%	99.9%

* Less than one percent

(1) Andrew S. Cardell, Jeffrey Delancey, Lamar Resources, LLC, and Roger McLeod are Barrister Member.

(2) Jeffrey Delancey was Chief Executive Officer and a Director of CoJax from May 18, 2019, until January 21, 2020.  Mr. Delancey voluntarily resigned to pursue other interests.

(3) Lamar Resources, LLC, is owned by Marty Rutland.

(4) Jeffrey Guzy is Chief Executive Officer and Director and owns 1 share of Common Stock, which was issued in the incorporation of the Company in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CoJax Oil and Gas Corporation, a Virginia corporation

By: /s/ Jeffrey J. Guzy

Jeffrey J. Guzy, Chief Executive Officer

Date: November 20, 2020